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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                              October 10, 2006


                           PRESIDENT CASINOS, INC.
              (Exact Name of Registrant as Specified in Charter)


        DELAWARE                   0-20840                      51-0341200
(State of Incorporation)     (Commission File No.)            (IRS Employer
                                                           Identification No.)


1000 N. Leonor K. Sullivan Blvd., St. Louis, Missouri            63102
 (Address of principal executive officer)                      (Zip Code)


Registrant's telephone number including area code:  (314) 622-3000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

  On October 12, 2006, President Casinos, Inc. (the "Registrant") and President Casino Missouri, Inc., the Registrant's subsidiary ("PRC-MO"), announced that the Registrant and PRC-MO have entered into a Settlement Agreement, dated as of October 10, 2006 (the "Settlement Agreement"), with Pinnacle Entertainment, Inc. ("Pinnacle"), the Official Committee of Equity Security Holders of President Casinos, Inc. (the "Official Equity Committee"), and Terrence L. Wirginis ("Wirginis") which resolves a dispute between the competing bankruptcy reorganization plans proposed by PRC-MO and the Official Equity Committee in PRC-MO's Chapter 11 bankruptcy proceedings pending in the United States Bankruptcy Court for the Eastern District of Missouri (the "Bankruptcy Court"). As described below, under the Settlement Agreement the plan proposed by the Official Equity Committee will be withdrawn, and the parties will implement various amendments to the plan filed proposed by PRC-MO and the purchase agreement for Pinnacle's pending purchase of PRC-MO.

  Previously, the Registrant and PRC-MO, which conducts the Registrant's St. Louis, Missouri gaming operations, had entered into a Riverboat Casino Sale and Purchase Agreement, dated as of February 24, 2006 (the "Purchase Agreement"), pursuant to which, subject to certain adjustments and conditions, the Registrant agreed to sell all of the outstanding capital stock of PRC-MO for approximately $31.5 million. In accordance with the Purchase Agreement, PRC-MO filed a plan of reorganization with the Bankruptcy Court to incorporate the various terms of the Purchase Agreement. In response, the Official Equity Committee, which was appointed in the bankruptcy proceedings to represent the interests of the stockholders of the Registrant, filed its own alternative plan of reorganization which, among other things, provided that the Registrant would retain ownership of PRC-MO and its St. Louis gaming operations and the debt obligations of the Registrant and PRC-MO would be reorganized with funds from third-party lenders. In September 2006, Pinnacle completed a tender offer pursuant to which it acquired approximately $62.0 million of allowed claims against the bankruptcy estate.

  Under the Settlement Agreement, the proposed reorganization plan filed by the Official Equity Committee will be withdrawn, and the parties have agreed to continue with the consummation of the sale of PRC-MO to Pinnacle and to support the Settlement Plan and the amended reorganization plan filed by PRC-MO. Additionally, the reorganization plan previously filed by PRC-MO will be amended in various respects, including a reduction in the amount to be paid to the Registrant's bondholders under the plan by $5.0 million which will be permanently waived; an additional $5.0 million will be deferred, and will be payable from one-half of any future amounts in excess of $5.0 million recovered by the Registrant pursuant to certain pending litigation and tax refund claims. The majority of the Registrant's bonds have been previously acquired by Pinnacle in a tender offer pursuant to which Pinnacle acquired approximately $62.0 million of allowed claims against the bankruptcy estate. In addition, the plan will be amended to provide that a substantial contribution claim of the Official Equity Committee will be allowed in the amount of $557,037, plus up to an additional $17,963 in substantiated fees and expenses. The parties to the Settlement Agreement have also agreed that, provided that the Settlement Agreement and the Purchase Agreement are in full force and effect and Pinnacle is not in breach of its obligations under the Purchase Agreement, the parties will support the approval of the Settlement Agreement and the confirmation of the amended PRC-MO plan.

  In addition to the foregoing, the Settlement Agreement amends various

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provisions of the Purchase Agreement.  Among other things, the Settlement
Agreement amends the Purchase Agreement to provide that if the amended PRC-MO plan is not confirmed prior to January 1, 2007, the purchase price payable by Pinnacle for the stock of PRC-MO will be reduced by an amount equal to the adjusted EBITDA of PRC-MO during the period commencing on January 1, 2007 and ending on the date on which the amended plan is confirmed. In addition, the Purchase Agreement is amended to provide that the Purchase Agreement may be terminated by the Registrant or Pinnacle if the PRC-MO amended plan of reorganization is not confirmed on or before June 30, 2007, or by a non-breaching party if the closing of the transaction has not occurred on or before December 31, 2007.

  The parties to the Settlement Agreement have also agreed that, provided that the Settlement Agreement and the Purchase Agreement are in full force and effect and Pinnacle is not in breach of its obligations under the Purchase Agreement, the parties will support the approval of the Settlement Agreement and the confirmation of the amended PRC-MO plan.

  At a hearing on October 16, 2006, the Settlement Agreement was approved by the Bankruptcy Court from the bench and the Bankruptcy Court indicated that an appropriate order would be entered at a later date. In addition, the final sale of PRC-MO to Pinnacle is subject to, among other things, confirmation of the amended PRC-MO plan and approval by the Missouri Gaming Commission of the sale of PRC-MO.

  The foregoing summary of the Settlement Agreement is qualified in its entirety, and should be read in conjunction with, the copy of the Settlement Agreement included as Exhibit 10 to this Current Report on Form 8-K.

  On October 12, 2006, the Registrant issued a press release announcing that it had entered into the Settlement Agreement. The text of this press release is included as Exhibit 99 to this Current Report on Form 8-K. Item 2.01.

Item 9.01.  Financial Statements and Exhibits.

(a)  Financial statement of business acquired.  Not applicable.

(b)  Pro Forma Financial Information.  Not applicable.

(c)  Exhibits.  See Exhibit Index.


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                                 SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 16, 2006

                                 PRESIDENT CASINOS, INC.

                                 By: /s/ Ralph J. Vaclavik
                                 -------------------------------------------
                                 Ralph J. Vaclavik, Senior Vice President
                                 and Chief Financial Officer

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                                 EXHIBIT INDEX

Exhibit
Number     Description

 10 Settlement Agreement, dated as of October 10, 2006, by and among Pinnacle Entertainment, Inc., the Official Equity Committee of Equity Security Holders of President Casinos, Inc. President Casinos, Inc. President Riverboat Casino-Missouri, Inc. and Terrence L. Wirginis.

 99        Press Release, dated October 12, 2006.